Exhibit 99.1

FOR IMMEDIATE RELEASE

August 3, 2012

Interline Brands Announces Second Quarter 2012 Sales and Earnings Results

Jacksonville, Fla. – August 3, 2012 - Interline Brands, Inc. (NYSE: IBI) (“Interline” or the “Company”), a leading distributor and direct marketer of broad-line maintenance, repair and operations (“MRO”) products, reported sales and earnings for the fiscal quarter ended June 29, 2012.

“We were pleased to see continued sales growth in the second quarter driven by our strategic investments and further improvement in our end-markets. We will continue to execute on our growth strategy as we seek to further establish Interline Brands as a premier broad-line MRO distributor,” commented Michael J. Grebe, Chairman and CEO.

Second Quarter 2012 Performance

Sales for the quarter ended June 29, 2012 were $334.8 million, a 5.4% increase compared to sales of $317.7 million in the comparable 2011 period.  The facilities maintenance end-market, which comprised 78% of sales, increased 7.2% for the quarter.  The professional contractor end-market, which comprised 13% of sales, increased 2.4% for the quarter.  The specialty distributor end-market, which comprised 9% of sales, decreased 3.7% for the quarter.

Gross profit increased $4.9 million, or 4.2%, to $121.1 million for the second quarter of 2012, compared to $116.1 million for the second quarter of 2011.  As a percentage of sales, gross profit decreased 40 basis points to 36.2% compared to 36.6% for the second quarter of 2011.

Selling, general and administrative (“SG&A”) expenses for the second quarter of 2012 increased $5.9 million, or 6.7%, to $94.2 million from $88.3 million for the second quarter of 2011.  As a percentage of sales, SG&A expenses were 28.1% compared to 27.8% for the second quarter of 2011, an increase of 30 basis points. SG&A expenses during the quarter included $2.2 million of fees and expenses, representing approximately 0.7% of sales, associated with the previously disclosed transaction contemplated by the Agreement and Plan of Merger entered into on May 29, 2012.

Second quarter 2012 Adjusted EBITDA of $27.3 million, or 8.2% of sales, decreased 3.3% compared to $28.3 million, or 8.9% of sales, in the second quarter of 2011.

Net income for the second quarter of 2012 decreased $0.8 million to $9.0 million compared to $9.9 million in the comparable 2011 period.

Earnings per diluted share for the second quarter of 2012 were $0.28, a decrease of 3% compared to earnings per diluted share of $0.29 for the second quarter of 2011.  Earnings per diluted share for the second quarter of 2012 included a $0.04 per diluted share impact due to fees and expenses associated with the previously disclosed transaction contemplated by the Agreement and Plan of Merger entered into on May 29, 2012.  Earnings per diluted share for the second quarter of 2011 included a $0.01 per diluted share charge associated with ongoing improvements to the Company’s distribution network.

Cash flow provided by operating activities for the second quarter of 2012 was $15.8 million compared to cash flow provided by operating activities of $14.5 million for the second quarter of 2011.  Second quarter 2012 free cash flow generated was $11.4 million compared to free cash flow generated of $9.4 million in the second quarter of 2011.

Year-To-Date 2012 Performance

Sales for the six months ended June 29, 2012 were $648.4 million, a 5.4% increase over sales of $615.1 million in the comparable 2011 period.  On an organic basis, sales increased 4.9% for the six months ended June 29, 2012.

Gross profit increased $9.6 million, or 4.2%, to $236.7 million for the six months ended June 29, 2012, compared to $227.1 million in the prior year period.  As a percentage of sales, gross profit decreased to 36.5% from 36.9% in the comparable 2011 period.

SG&A expenses for the six months ended June 29, 2012 were $185.7 million, or 28.6% of sales, compared to $176.3 million, or 28.7% of sales, for the six months ended July 1, 2011.  SG&A expenses during the six months ended June 29, 2012 included $2.2 million of fees and expenses, representing approximately 0.3% of sales, associated with the previously disclosed transaction contemplated by the Agreement and Plan of Merger entered into on May 29, 2012.

Adjusted EBITDA of $52.0 million, or 8.0% of sales, for the six months ended June 29, 2012 increased 0.9% compared to $51.5 million, or 8.4% of sales, for the six months ended July 1, 2011.

Net income for the six months ended June 29, 2012 decreased $0.3 million to $16.5 million compared to $16.7 million in the comparable 2011 period.

Earnings per diluted share were $0.51 for the six months ended June 29, 2012, an increase of 4% over earnings per diluted share of $0.49 for the six months ended July 1, 2011.  Earnings per diluted share for the six months ended June 29, 2012 included a $0.04 per diluted share impact due to fees and expenses associated with the previously disclosed transaction contemplated by the Agreement and Plan of Merger entered into on May 29, 2012.  Earnings per diluted share for the six months ended July 1, 2011 included a $0.02 per diluted share charge associated with ongoing efforts to enhance the Company’s distribution network.

Cash flow from operating activities for the six months ended June 29, 2012 was $8.5 million compared to $28.0 million for the six months ended July 1, 2011.  Free cash flow generated for the six months ended June 29, 2012 was $0.8 million compared to $17.4 million in the comparable 2011 period.

About Interline

Interline Brands, Inc. is a leading distributor and direct marketer with headquarters in Jacksonville, Florida.  Interline provides broad-line MRO products to a diversified customer base of facilities maintenance professionals, professional contractors, and specialty distributors primarily throughout North America, Central America and the Caribbean.  For more information, visit the Company’s website at http://www.interlinebrands.com.

Recent releases and other news, reports and information about the Company can be found on the “Investor Relations” page of the Company’s website at http://ir.interlinebrands.com/.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  Interline’s management uses non-US GAAP measures in its analysis of the Company’s performance.  Investors are encouraged to review the reconciliation of non-US GAAP financial measures to the comparable US GAAP results available in the accompanying tables.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements.  The Company has tried, whenever possible, to identify these forward-looking statements by using words such as “projects,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements.  The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2012 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2011.  These statements reflect the Company’s current beliefs and are based upon information currently available to it.  Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.  The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: Lev Cela

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 29, 2012 AND DECEMBER 30, 2011

(in thousands, except share and per share data)

	June 29,	December 30,
	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$97,582	$97,099
Accounts receivable - trade (net of allowance for doubtful accounts of $4,742 and $6,457)	148,252	128,383
Inventories	223,475	221,225
Prepaid expenses and other current assets	22,513	26,285
Income taxes receivable	2,437	1,123
Deferred income taxes	15,253	16,738
Total current assets	509,512	490,853

Property and equipment, net	56,073	57,728
Goodwill	344,478	344,478
Other intangible assets, net	130,433	134,377
Other assets	9,251	9,022
Total assets	$1,049,747	$1,036,458

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$101,667	$109,438
Accrued expenses and other current liabilities	51,038	51,864
Accrued interest	2,973	2,933
Income taxes payable	1,818	—
Current portion of capital leases	584	669
Total current liabilities	158,080	164,904

Long-Term Liabilities:
Deferred income taxes	51,916	51,776
Long-term debt, net of current portion	300,000	300,000
Capital leases, net of current portion	457	726
Other liabilities	4,069	4,607
Total liabilities	514,522	522,013
Commitments and contingencies
Senior preferred stock; $0.01 par value, 20,000,000 authorized; none outstanding as of June 29, 2012 and December 30, 2011	—	—

Stockholders’ Equity:
Common stock; $0.01 par value, 100,000,000 authorized; 33,967,800 issued and 31,930,637 outstanding as of June 29, 2012, and 33,558,842 issued and 31,596,615 outstanding as of December 30, 2011	340	335
Additional paid-in capital	605,672	599,923
Accumulated deficit	(42,664)	(59,150)
Accumulated other comprehensive income	1,676	1,688
Treasury stock, at cost, 2,037,163 as of June 29, 2012, and 1,962,227 as of December 30, 2011	(29,799)	(28,351)
Total stockholders’ equity	535,225	514,445
Total liabilities and stockholders’ equity	$1,049,747	$1,036,458

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

THREE AND SIX MONTHS ENDED JUNE 29, 2012 AND JULY 1, 2011

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2012	2011	2012	2011

Net sales	$334,821	$317,679	$648,403	$615,096
Cost of sales	213,768	201,545	411,739	388,021
Gross profit	121,053	116,134	236,664	227,075

Operating Expenses:
Selling, general and administrative expenses	94,157	88,252	185,674	176,339
Depreciation and amortization	6,351	5,853	12,659	11,605
Total operating expenses	100,508	94,105	198,333	187,944
Operating income	20,545	22,029	38,331	39,131

Interest expense	(6,056)	(6,093)	(12,102)	(12,189)
Interest and other income	420	382	1,012	789
Income before income taxes	14,909	16,318	27,241	27,731
Provision for income taxes	5,888	6,462	10,755	10,992
Net income	$9,021	$9,856	$16,486	$16,739

Earnings Per Share:
Basic	$0.28	$0.29	$0.52	$0.50
Diluted	$0.28	$0.29	$0.51	$0.49

Weighted-Average Shares Outstanding:
Basic	31,993,530	33,451,011	31,900,510	33,404,735
Diluted	32,711,649	34,119,482	32,559,220	34,139,992

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 29, 2012 AND JULY 1, 2011

(in thousands)

	June 29,	July 1,
	2012	2011
Cash Flows from Operating Activities:
Net income	$16,486	$16,739
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,659	11,605
Amortization of deferred lease incentive obligation	(401)	(395)
Amortization of debt issuance costs	701	677
Share-based compensation	2,668	2,831
Excess tax benefits from share-based compensation	(1,082)	(860)
Deferred income taxes	1,625	4,252
Provision for doubtful accounts	594	1,772
(Gain) loss on disposal of property and equipment	(91)	75
Other	(227)	(82)

Changes in assets and liabilities which provided (used) cash, net of businesses acquired:
Accounts receivable - trade	(20,464)	(22,216)
Inventories	(2,253)	(4,777)
Prepaid expenses and other current assets	3,772	7,123
Other assets	(23)	8
Accounts payable	(7,765)	8,680
Accrued expenses and other current liabilities	848	(1,829)
Accrued interest	45	365
Income taxes	1,418	3,989
Other liabilities	(14)	10
Net cash provided by operating activities	8,496	27,967
Cash Flows from Investing Activities:
Purchases of property and equipment, net	(7,670)	(10,543)
Proceeds from sales and maturities of short-term investments	—	100
Purchase of businesses, net of cash acquired	—	(9,496)
Net cash used in investing activities	(7,670)	(19,939)
Cash Flows from Financing Activities:
(Decrease) increase in purchase card payable, net	(1,781)	969
Repayment of 8 1/8% senior subordinated notes	—	(13,358)
Payment of debt issuance costs	(1)	(34)
Payments on capital lease obligations	(354)	(337)
Proceeds from stock options exercised	2,170	626
Excess tax benefits from share-based compensation	1,082	860
Purchases of treasury stock	(1,448)	(1,030)
Net cash used in financing activities	(332)	(12,304)
Effect of exchange rate changes on cash and cash equivalents	(11)	88
Net increase (decrease) in cash and cash equivalents	483	(4,188)
Cash and cash equivalents at beginning of period	97,099	86,981
Cash and cash equivalents at end of period	$97,582	$82,793

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$11,277	$11,081
Income taxes, net of refunds	$7,681	$3,238

Schedule of Non-Cash Investing and Financing Activities:
Property acquired through lease incentives	$—	$475
Adjustments to liabilities assumed and goodwill on business acquired	$—	$163
Contingent consideration associated with purchase of business	$—	$250

INTERLINE BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP INFORMATION

THREE AND SIX MONTHS ENDED JUNE 29, 2012 AND JULY 1, 2011

(in thousands, except per share data)

Free Cash Flow

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2012	2011	2012	2011

Net cash from operating activities	$15,754	$14,469	$8,496	$27,967
Less capital expenditures	(4,349)	(5,116)	(7,670)	(10,543)
Free cash flow	$11,405	$9,353	$826	$17,424

We define free cash flow as net cash provided by operating activities, as defined under US GAAP, less capital expenditures. We believe that free cash flow is an important measure of our liquidity and therefore our ability to reduce debt and make strategic investments after considering the capital expenditures necessary to operate the business. We use free cash flow in the evaluation of the Company’s business performance. However, a limitation of this measure is that it does not reflect payments made in connection with investments and acquisitions, which reduce liquidity. To compensate for this limitation, management evaluates its investments and acquisitions through other return on capital measures.

Daily Sales Calculations

	Three Months Ended			Six Months Ended
	June 29,	July 1,		June 29,	July 1,
	2012	2011	% Variance	2012	2011	% Variance

Net sales	$334,821	$317,679	5.4%	$648,403	$615,096	5.4%
Less acquisition:	—			(3,469)	—
Organic sales	$334,821	$317,679	5.4%	$644,934	$615,096	4.9%

Daily sales:
Ship days	64	64		129	129
Average daily sales (1)	$5,232	$4,964	5.4%	$5,026	$4,768	5.4%
Average organic daily sales (2)	$5,232	$4,964	5.4%	$4,999	$4,768	4.9%

(1) Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

(2) Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

Average organic daily sales is presented herein because we believe it to be relevant and useful information to our investors since it is used by management to evaluate the operating performance of our business, as adjusted to exclude the impact of acquisitions, and compare our organic operating performance with that of our competitors. However, average organic daily sales is not a measure of financial performance under US GAAP and it should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with US GAAP, such as net sales. Management utilizes average organic daily sales as an operating performance measure in conjunction with US GAAP measures such as net sales.

Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2012	2011	2012	2011
Adjusted EBITDA:
Net income (GAAP)	$9,021	$9,856	$16,486	$16,739
Interest expense	6,056	6,093	12,102	12,189
Interest income	(3)	(5)	(11)	(11)
Income tax provision	5,888	6,462	10,755	10,992
Depreciation and amortization	6,351	5,853	12,659	11,605
Adjusted EBITDA	$27,313	$28,259	$51,991	$51,514
Adjusted EBITDA margin	8.2%	8.9%	8.0%	8.4%

Adjusted EBITDA differs from Consolidated EBITDA per our credit facility agreement for purposes of determining our net leverage ratio. We define Adjusted EBITDA as net income plus interest expense (income), net, (gain) loss on extinguishment of debt, net, income taxes and depreciation and amortization. Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors since it is consistently used by our management to evaluate the operating performance of our business and to compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, and to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance compared to the Company’s plan. However, Adjusted EBITDA is not a measure of financial performance under US GAAP. Accordingly, Adjusted EBITDA should not be used in isolation or as a substitute for other measures of financial performance reported in accordance with US GAAP, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating income, performance measure in conjunction with US GAAP measures, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.